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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of PMC Commercial Trust of our reports dated March 11, 2003, except for Note 18, as to which the date is March 27, 2003 relating to the financial statements and financial statement schedules of PMC Commercial Trust, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Dallas, Texas
August 22, 2003